Exhibit 4.1

(FORM OF)

SUBSCRIPTION AGREEMENT – NOTICE TO INVESTORS

Community Redevelopment Inc.

Subscription Agreement

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and between Community Redevelopment Inc., an Oklahoma Corporation (the “Company”), and the undersigned subscriber in the Company (“Subscriber”, the term Subscriber as used herein shall include a Subscriber Representative (as defined below) for any Subscriber who is a non-accredited investor) as of                            . All capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed in the most recent signed and dated version of the Company’s Limited Liability Company Operating Agreement (the “Operating Agreement”) provided herewith by and among the Managers and the Members identified therein.

WHEREAS, the Company has been formed as a limited liability company under the laws of the State of Oklahoma by the filing of its Articles of Organization in the office of the Secretary of the State of Oklahoma;

WHEREAS, the Company’s initial Member and Manager have set out fully in the Operating Agreement the Member’s and Manager’s respective rights, obligations, and duties with respect to the Company and its assets;

WHEREAS, Subscriber wishes to purchase from the Company, and the Company wishes to issue to Subscriber, a membership interest in the Company in the form of a number of units of membership interest (each a “Unit”) at a price of $2.50 per Unit; and

WHEREAS, there are no more than 35 persons who are not “accredited investors” as defined in Rule 501(a) of Regulation D promulgated by the United States Securities and Exchange Commission among the Subscribers in the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Subscription for Units.

1.1 Agreement to Sell and Purchase. Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, subject to Section 2.2 (Rejection of Subscription) of this Agreement, the number of Units set forth below Subscriber’s signature on the signature page hereto (the “Purchased Units”), all subject to the terms and conditions set forth in this Agreement.

1.2 Consideration. In consideration of the issuance and sale of the Purchased Units, Subscriber agrees to make (a) an initial Capital Contribution to the Company in the manner set forth in Section 4 of the Operating Agreement (the terms of which provision are incorporated herein by reference); and (b) a commitment to make additional Capital Contributions to the Company as described in the Operating Agreement.

2. Closing.

2.1 Closing Date. The Closing of the purchase and sale of the Units (“Closing”) shall take place remotely via the electronic exchange of documents, signatures and funds; provided, however, that in no event shall the Closing occur more than Thirty (30) Days after the execution of this Agreement.

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2.2 Rejection of Subscription. At or before the Closing, the Company may, in its sole discretion and for any reason, elect not to accept the subscription of Subscriber, in whole or in part. If the Company rejects such subscription, the Company shall refund to Subscriber all funds submitted by Subscriber to the Company in connection with such rejected subscription.

2.3 Default. If Subscriber fails to perform its obligations hereunder within Five (5) days after receipt of notice by the Company to Subscriber of such failure, the Company may, at its sole option: (a) if such failure occurs prior to the Closing, refuse to issue the Purchased Units to Subscriber; or (b) if such failure occurs after the Closing, result in the reversion of all rights, title, and interest in the Units to the Company and a rescission of the transactions contemplated hereby.

2.4 Failure of Closing to Occur. The Company shall have no liability to Subscriber for (a) the failure of the Closing to occur; or (b) its failure to issue the Purchased Units to Subscriber; provided, however, if the Closing does not occur the Company shall refund to Subscriber all funds submitted by Subscriber to the Company.

2.5 Obligations of Subscriber. At the Closing, Subscriber shall execute the Operating Agreement and such other documents as are deemed by the Company to be appropriate, advisable or necessary to consummate the transactions contemplated hereby and thereby, including without limitation such written confirmation or other documentation to verify such Subscriber is an accredited investor as such term is defined in Rule 501 under the Securities Act of 1933 (the “Securities Act”).

2.6 Subscription Irrevocable. Except as provided under applicable state securities laws, this subscription is and shall be irrevocable on the part of Subscriber once submitted to the Company

3. Representation and Warranties of Subscriber.

Subscriber hereby represents and warrants to the Company as follows:

3.1 Accredited Investor Status. The Subscriber is either (a) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act as evidenced by completing and executing the Accredited Investor Certificate attached hereto as Exhibit A or (b) a non-accredited investor. For a Subscriber who is a non-accredited investor, the Subscriber shall complete the Non-Accredited Investor Questionnaire attached hereto as Exhibit B.

If the Subscriber is not an accredited investor as defined in Rule 501 of Regulation D, the Subscriber agrees that either (a) he has such knowledge and experience in financial and business matters that it is are capable of evaluating the merits and risks of acquiring the Purchased Units on the basis of his investment experience, business experience, professional experience, and/or education, or (b) he has discussed with his purchaser representative (“Subscriber Representative”) who is knowledgeable and experienced in such matters whether acquiring the Purchased Units is appropriate in light of the Subscriber’s financial circumstances and have received the advice of such Subscriber Representative with respect to the merits and risks of such an investment.  Together with such Subscriber Representative, and with the benefit of his advice, the Subscriber has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of acquiring the Purchased Units.

Subscriber further acknowledges and agrees that the Company may require, as a condition to the Subscriber’s purchase of the Purchased Units, that the Subscriber furnish the Company with information requested and considered necessary by the Company to evaluate the suitability of the Subscriber’s potential purchase of the Purchased Units and to demonstrate that the Subscriber has the knowledge and experience as to be capable of evaluating the merits and risks of acquiring the Purchased Units (to the extent that the Subscriber does not have a Subscriber Representative).

3.2 No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any terms of any material contractual restriction or commitment of any kind or character to which Subscriber is a party or by which Subscriber is bound.

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3.3 Risk of Loss. Subscriber is able to bear the substantial economic risks of an investment in the Company and to sustain a complete loss of such investment. Subscriber recognizes that the acquisition of the Purchased Units involves a high degree of risk. Subscriber is cognizant of and understands all of the risks related to the purchase of the Units, including those set forth in Section 3.7 (Restrictions on Transfer) of this Agreement pertaining to transferability. Subscriber has adequate net worth and means of providing for his current needs, possible personal contingencies, and has no need for liquidity in this investment. Subscriber’s commitment to investments which are not readily marketable is not disproportionate to his net worth and his acquisition of the Purchased Units will not cause his overall commitment to such investments to become excessive.

3.4 Access. Subscriber acknowledges that all documents, records, and books pertaining to this investment have been made available for inspection by him, his counsel, and his accountants. Counsel and accountants for Subscriber, and Subscriber himself, have had the opportunity to obtain any additional information necessary to verify the accuracy of the contents of the documents presented to them, and to confer with and to ask questions of, and receive answers from, representatives of the Company or persons authorized to act on its behalf concerning the terms and conditions of this investment and any additional information requested by Subscriber or his representatives. In evaluating the suitability of this investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) other than as set forth in any documents or answers to questions furnished by the Company. Subscriber is making this investment without being furnished any offering literature other than the documents or answers to questions described above.

3.5 Investment Intent. The Purchased Units are being acquired by Subscriber for the account of Subscriber, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. Subscriber has no contract, undertaking, understanding, agreement, or arrangement, formal or informal with any person or entity to sell, transfer, or pledge to any person or entity all or any part of the Purchased Units, any interest therein or any rights thereto, and Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.

3.6 Reliance on Representations. Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Units. Subscriber further understands that the Company, in offering the Purchased Units for sale to Subscriber, is relying on the truth and accuracy of the representations, declarations, and warranties made by Subscriber herein and in the investor suitability questionnaire completed, executed and delivered by Subscriber to the Company contemporaneously herewith.

3.7 No Registration. Subscriber acknowledges that, because the Units have not been registered under the Securities Act, and because the Company has no obligation to effect such registration, Subscriber shall continue to bear the economic risk of his investment in the Purchased Units for an indefinite period.

3.8 Restrictions on Transfer. Subscriber agrees that he will not sell or otherwise transfer the Purchased Units other than in accordance with the terms and conditions of the Operating Agreement. It is understood that the Units cannot be liquidated easily, that no public or other market exists for the Units, and that no such market is expected to develop. Subscriber is aware that, because the Purchased Units have not been registered under the Securities Act or applicable state securities laws, any resale inconsistent with the Securities Act or applicable state securities laws may create liability on Subscriber’s part or the part of the Company, and agrees not to assign, sell, pledge, transfer, or otherwise dispose of the Units unless they are registered under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company is given to the Company that such registration is not required. Subscriber is aware that the Company will impress on the back of any Articles of Organization representing Units a legend substantially as follows:

THESE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE, OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE UNITS UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

3.9 Sophistication. Subscriber possesses alone, or together with his Subscriber Representative, a sufficient degree of sophistication, knowledge, and experience in financial and business matters such that he is capable of evaluating the merits and risks of acquiring the Purchased Units.

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3.10 No Oral Representations. No person representing the Company or purporting to do so has made any oral representation or warranty to Subscriber which is inconsistent with the information provided in writing to him. Subscriber agrees that he has not relied and shall not rely on any such representation or warranty in connection with any decision to acquire the Purchased Units.

3.11 Execution on Behalf of Certain Entities. If this Agreement is executed on behalf of a partnership, trust, corporation, or other entity, the undersigned has been duly authorized to execute and deliver this Agreement and all other documents and instruments (if any) executed and delivered on behalf of such entity in connection with this subscription for the Purchased Units.

3.12 Advisors and Brokers. No additional advisor, broker, finder, or intermediary has been paid or is entitled to a fee or commission from or by Subscriber in connection with the purchase of the Purchased Units nor is Subscriber entitled to or will accept any such fee or commission.

3.13 Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and hereby agrees to indemnify and hold harmless the Company and any affiliate of the Company, and the officers, members, managers, associates, agents, and employees of the Company and their affiliates, and any professional advisers to any of the above parties, from and against any and all loss, damage or liability (including costs and reasonable attorneys’ fees) due to or arising out of a breach of any representation, warranty, or acknowledgement of Subscriber or failure to fulfill any obligation of Subscriber, whether contained in this Agreement or in any other document completed as part of the sale of the Purchased Units to Subscriber, or arising out of the sale or distribution by Subscriber of any securities in violation of the Securities Act or any applicable state securities laws. Notwithstanding any of the representations, warranties, acknowledgements, or agreements made herein by Subscriber, Subscriber does not hereby or in any other manner waive any rights granted to him under federal or state securities laws.

3.14 Subject to Operating Agreement. The Units subscribed for herein shall at all times be subject to the terms of the Operating Agreement.

3.15 Confidentiality. Subscriber hereby agrees, on behalf of himself and his designated representative, if any, to keep confidential at all times any nonpublic information which such persons may acquire concerning the Company pursuant to this Agreement or otherwise. Nothing in this Section 3.14 (Confidentiality) shall be construed to impose a confidentiality obligation on such persons in connection with (a) any information already possessed by such persons which such persons acquired from sources other than the Company, or (b) any matter which is at the date of this Agreement, or thereafter becomes, public knowledge through no act or failure to act by the undersigned or designated representatives of Subscriber.

3.16 Compliance with Laws.  Subscriber represents and warrants that the amounts contributed by him, her or it to the Company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations

3.17 Subscriber Location.  Subscriber, if an entity, (i) is duly organized, formed or incorporated, as the case may be, and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, formation or incorporation, and it has all the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Operating Agreement, and to subscribe for and purchase the Purchased Units hereunder and (ii) will deliver all formation or governing documents and resolutions authorizing the purchase of the Purchased Units as may be required by the Company. If the Subscriber is an individual, the Subscriber is of legal age in the Subscriber’s state of residence and has legal capacity to execute, deliver and perform his or her obligations under this Agreement and the Operating Agreement. The Subscriber’s purchase of Purchased Units and the Subscriber’s execution, delivery and performance of this Agreement and the Operating Agreement have been authorized by all necessary corporate or other action on the Subscriber’s behalf, and this Agreement and the Operating Agreement are the Subscriber’s legal, valid and binding obligations, enforceable against the Subscriber in accordance with their respective terms.

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3.18 Taxation. A Subscriber that is a U.S. person (including a resident alien) should complete IRS Form W-9 attached hereto as Exhibit C and provide such Subscriber’s correct Taxpayer Identification Number (“TIN”). Failure to provide the information on the form may subject the surrendering Subscriber to U.S. backup withholding on any reportable payment made pursuant to the merger. A Subscriber that is a non-U.S. person should use the appropriate IRS Form W-8, a copy of which can be obtained at www.irs.gov.

3.19 Advertisement.  The Subscriber acknowledges that it is not purchasing the Purchased Units as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or other similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Subscriber, had been invited as a result of, subsequent to or pursuant to the foregoing.

3.20 Survival. The foregoing representations and warranties of Subscriber shall survive the Closing. Subscriber represents and warrants that the representations, warranties, and acknowledgements set forth above are true and accurate as of the date hereof and as of the Closing. If in any respect such representations and warranties shall not be true prior to the Closing, the undersigned will give prompt written notice of such fact to the Company.

4. Adoption of Operating Agreement.  The Subscriber hereby specifically acknowledges, accepts and adopts each and every provision of the Operating Agreement, a copy of which has been provided to the Subscriber.  The Subscriber further confirms the appointment of the Manager to act as the attorney-in-fact of the Subscriber to attach a copy of this signature page to the Operating Agreement. The signature page hereto constitutes a signature page to the Operating Agreement of the Company and confirms the Subscriber’s agreement to be bound by such Operating Agreement.

5. General.

5.1 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Oklahoma without giving effect to conflict of law principles.

5.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Agreement. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier, fax, or e-mail to:

If to the Company:

COMMUNITY REDEVELOPMENT, INC.

Address: 20295 NE 29th Place, Suite #200 Aventura, Florida 33180

E-mail: info@comredev.com

Attention: Charles Arnold

with a copy to: David Price, Esq.

If to the Subscriber:

Address:

Fax:

E-mail:

Attention:

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Each party may furnish an address substituting for the address given above by giving notice to the other parties in the manner prescribed by this Section 5.3. All notices and other communications will be deemed to have been given upon actual receipt by (or tender to and rejection by) the intended recipient or any other person at the specified address of the intended recipient.

5.4 Severability. In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

5.5 Construction. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” and (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole. Any reference in this Agreement to any statute, rule, regulation, or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation, or agreement as it may be modified, varied, amended, or supplemented from time to time.

5.6 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

5.7 Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

5.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be executed and delivered via facsimile, electronically (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below, and hereby confirm(s) (i) the Subscriber is an accredited investor, and (ii) the appointment of the Manager to act as the attorney-in-fact of the Subscriber to attach a copy of this signature page to the Operating Agreement of Community Redevelopment, Inc. This signature page constitutes a signature page to the Operating Agreement of the Company and confirms the Subscriber’s agreement to be bound by such Operating Agreement.

Dated as of ___________________   Amount of Capital Contribution: $

SIGNATURE BLOCK FOR INDIVIDUALS:

Individual’s Signature: _______________________________________

Individual’s Printed Name: ____________________________________

SIGNATURE BLOCK FOR JOINT PURCHASERS:

Individual #1’s Signature: ____________________________________

Individual #1’s Printed Name: _________________________________

Individual #2’s Signature: ____________________________________

Individual #2’s Printed Name: _________________________________

SIGNATURE BLOCK FOR ENTITIES:

Name of Entity: ____________________________________________

State of Incorporation: ______________________________________

Signature: ________________________________________________

Printed Name: _____________________________________________

Title: ____________________________________________________

ACCEPTANCE OF SUBSCRIPTION:

Community Redevelopment, Inc., hereby accepts the subscription for the Purchased Units on behalf upon such date listed below.

Amount of Capital Contribution Accepted: $ __________________________

Accepted as of this day, ______________________.

Community Redevelopment, Inc.

an Oklahoma Corporation

By: ____________________________________

Name:

Title: Manager

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EXHIBIT A

ACCREDITED INVESTOR CERTIFICATE

The Subscriber represents and warrants that the Subscriber is an Accredited Investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, for the following reason(s) (PLEASE INITIAL ONE OR MORE OF THE FOLLOWING CATEGORIES):

Category A: _____

The Subscriber is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.

In calculating net worth, the Subscriber may include equity in personal property and real estate, cash, short-term investments, stock and securities. Equity in personal property and real estate (other than principal residence) should be based on the fair market value of such property less debt secured by such property. The Subscriber must exclude the value of his or her principal residence. The value of the principal residence should be calculated as the fair market value of the residence, less any debt secured by such residence. To the extent that the amount of debt secured by the primary residence exceeds the fair market value of such residence, this excess amount of debt should be considered a liability for purposes of calculating net worth. If, within the 60-day period ending on the date hereof, the Subscriber has borrowed money using his or her principal residence as security, the Subscriber must exclude the loan proceeds from his or her net worth.

Category B: _____	The Subscriber is a natural person who had income in excess of $200,000 in each of the two calendar years immediately preceding the current year, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C: _____	The Subscriber is a director, manager, member, general partner or executive officer of the Company or the Manager.

Category D: _____	The Subscriber is a bank, a savings and loan association, insurance company, registered investment company, registered business development company, licensed small business investment company, or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser, or (b) the plan has total assets in excess of $5,000,000 or is a self-directed plan with investment decisions made solely by persons that are accredited investors

Category E: _____	The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

Category F: _____	The Subscriber is a corporation, partnership, limited liability company, Massachusetts or similar business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Code, in each case not formed for the specific purpose of acquiring the Purchased Units and with total assets in excess of $5,000,000.

Category G: _____	The Subscriber is an employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which has total assets in excess of $5,000,000.

Category H: _____	The Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Purchased Units, where the purchase is directed by a “sophisticated person” as defined in Rule 506 (b)(2)(ii) promulgated under the Securities Act.

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Category I: _____	The Subscriber is a revocable grantor trust whose grantor is an “accredited investor” (as such term is defined in Rule 501(a) promulgated under the Securities Act) within one or more of the above categories. If relying upon this category alone, the grantor of the Subscriber shall provide such additional representations as may be requested by the Company.

Category J: _____	The Subscriber is an entity all the equity owners of which are “accredited investors” (as such term is defined in Rule 501(a) promulgated under the Securities Act) within one or more of the above categories. If relying upon this category alone, each equity owner of the Subscriber shall provide such additional representations as may be requested by the Company.

Category K: _____	The Subscriber is a self-directed plan (i.e., an individual retirement account, self-directed benefit plan, Keogh Plan, or other tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) in which all persons directing the investment in the Company are “accredited investors” because each participant’s net worth (i.e., excess of total assets over total liabilities), inclusive of home furnishings and automobiles, exclusive of the value of the primary residence of the participant, either individually or jointly with his or her spouse, exceeds $1,000,000 at the time of purchase, and inclusive of the amount of any home mortgage debt in excess of the value of the primary residence, or has had in each of the last two calendar years individual income (i.e., not including the participant’s spouse’s income) in excess of $200,000, or joint income with his or her spouse in excess of $300,000, and reasonably expects to have individual income in excess of $200,000 or joint income in excess of $300,000 in the current calendar year.

The Subscriber agrees to provide the Company with such additional information as the Company may reasonably request in order to support the above representation of “accredited investor” status. Any information provided by the Subscriber in response to a request shall constitute a representation and warranty of the Subscriber under this Agreement.

  ______________________________________

Printed Name

______________________________________

Signature

_______________________________
Title of Authorized Signer (if applicable)

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EXHIBIT B

NON-ACCREDITED INVESTOR QUESTIONNAIRE

The following questions must be answered by all non-accredited investors:

A.	Net Worth and Income.

My present net worth exceeds $                   .

During the previous tax year, my income was $                   .

During the present tax year, I anticipate my income will be $                   .

B.	Background; Investing Experience. If the Subscriber is an individual please provide the information below. If the Subscriber is not an individual provide the following information for each officer, general partner, manager and/or any other person who will participate in the decision to purchase an Interest.

Educational Background (name of college attended, major, degree obtained):

Investing courses attended (list the name of each, the sponsor and dates):

Any professional licenses or registrations, including bar admissions, accounting certifications, real estate broker licenses or others:

Type of Investment	Years of Experience
q Stocks/Bonds/Mutual Funds	q 1 – 5	q 5 – 10	q 10 – 15	q Over 15
q Real Estate	q 1 – 5	q 5 – 10	q 10 – 15	q Over 15
q LPs,/LLCs/Hedge Funds	q 1 – 5	q 5 – 10	q 10 – 15	q Over 15
q Trust Deeds	q 1 – 5	q 5 – 10	q 10 – 15	q Over 15

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C.	Investment Evaluation. Subscriber acknowledges, agrees, represents and warrants that in making the decision to purchase an Interest, Subscriber: (i) must have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of a purchase of an Interest; OR (ii) must retain the services of a professional advisor (who may be an attorney, accountant or other financial adviser unaffiliated with, and who is not compensated by, the Company, or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular investment.

Do you intend to have a professional advisor in order to meet this requirement? (If yes please furnish the information indicated below)

Yes                           No

D.	Professional Advisor Information. In accordance with federal and state securities laws, your professional advisor or representative must satisfy the following conditions: (1) the representative must have such knowledge and experience in financial and business matters that he or she is capable of evaluating, alone or together with your other representatives or together with you, the merits and risk of the prospective investment the Company; and (2) he or she may not be an affiliate, director, officer or other employee of the Company or a beneficial owner of 10% of any class or equity securities of the Company, except where you are (i) a relative of the representative by blood, marriage, or adoption not more remote than first cousin; (ii) a trust or estate in which the representative and any persons related to him or her as specified in clause (i) above or clause (iii) below collectively have more than 50% of the beneficial interest or of which the representatives serves as trustee or executor or in any similar capacity; or (iii) a corporation or other organization of which the representative and any person related to him or her as specific in clause (i) or (ii) above collectively are the beneficial owners of more than 50% of the equity securities or equity interests.

Subscriber has relied on the advice of the following professional advisor, who is not affiliated with or paid by, the Company, in evaluating the merits and risk of accepting Interests described in the Memorandum and protecting the Subscriber’s interests:

Name of Advisor:

Advisor’s Address and Phone Number:

Qualifications of Advisor:

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EXHIBIT C

IRS FORM W-9

See attached.

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Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

[ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]

or

Employer identification number

[ ][ ] - [ ][ ][ ][ ][ ][ ][ ]

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

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